SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2008

Commission File Number 000-30803

Systems Management Solutions, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	88-0460457
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4703 Shavano Oak
Suite 104
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 541-7133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Registrant reports in this current report on Form 8-K that the Registrant's auditor relationship with Malone & Bailey, PC has ceased effective May 1, 2008.

(a)(1) Previous Independent Accountant

(i) The Registrant reports that the Registrant's auditor Malone & Bailey, PC was dismissed by the Registrant effective May 1, 2008.

(ii) Malone & Bailey, PC's reports on the Registrant's financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. However, both reports contained an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

(iii) The decision to dismiss Malone & Bailey, PC as the Registrant's certifying accountants was recommended and approved by the board of directors of the Registrant on April 30, 2007.

(iv) In connection with the audits of the Company's financial statements for the years ended December 31, 2006 and 2005 and any subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Malone & Bailey, PC, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on the Company's financial statements.

(a)(2) Engagement of Mcelravy, Kinchen & Associates, PC as the Registrant's Independent Accountant.

On May 1, 2008, the Registrant's board of directors recommended and approved the engagement of Mcelravy, Kinchen & Associates, PC, as its independent accountant to audit the Registrant's financial statements for its fiscal year ended December 31, 2007.

During the years ended December 31, 2006 and 2005 and the subsequent interim periods ended March 31, 2007, June 30, 2007 and September 30, 2007 and through the date of the firm’s engagement the Registrant did not consult with Mcelravy with regard to:

(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant’s financial statements; or

(ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a) (1) (iv) of Regulation S-B.

(a)(3) The Registrant has provided Malone & Bailey, PC with a copy of the disclosures it is making in response to this Item. The Registrant has requested Malone & Bailey, PC to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i),(ii) and (iv) above and, if not, stating the respects in which Malone & Bailey, PC does not agree. The Registrant has filed the letter as exhibit 16 to this current report containing this disclosure.

ITEM 5.02(b): DEPARTURE OF DIRECTORS OR NAMED EXECUTIVE OFFICERS

Effective January 18, 2008 Jim Karlak resigned as the Registrant’s Chief Executive Officer. Mr. Karlak’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

Effective January 18, 2008 Morris Kunofsky resigned as the Registrant’s Chief Financial Officer. Mr. Kunofsky’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

Effective January 18, 2008 Jenelle Stehle resigned as the Registrant’s Secretary and Treasurer. Ms. Shehle’s resignation was not as a result of any disagreement with the Company or any matters relating to the Company’s operations, policies or practices.

Effective January 18, 2008 Bruce C. Culver resigned from the Registrant’s Board of Directors. There is no conflict or disagreement between Mr. Shelton and the Company on any financial or disclosure issue.

Effective January 18, 2008 Clifford A. Hagler resigned from the Registrant’s Board of Directors. There is no conflict or disagreement between Mr. Shelton and the Company on any financial or disclosure issue.

Effective January 18, 2008 Jesse Whittenton resigned from the Registrant’s Board of Directors. There is no conflict or disagreement between Mr. Shelton and the Company on any financial or disclosure issue.

ITEM 5.02(c): APPOINTMENT OF DIRECTORS OR NAMED EXECUTIVE OFFICERS

Effective January 18, 2008 Eddie Austin, Jr. was named as the Registrant’s Chief Executive Officer. Additionally, Mr. Austin was elected to serve as Chairman of the Registrant’s Board of Directors.

For the past 15 years Mr. Austin has managed a successful, multi-dimensional law practice in Lake Charles, La. Additionally, Mr. Austin has been involved in various private and public business ventures. Mr. Austin received his undergraduate degree from McNeese State University in 1975 and juris doctorate from Louisiana State University in 1989.

As of the date of this filing the Registrant has not entered into an employment agreement, or other compensation agreement, with Mr. Austin. Additionally, as of the date of filing Mr. Austin is not drawing or accruing a salary or other compensation.

ITEM 9.01:   FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

16	Letter from Certifying Accountant, filed herewith.
17.1	Letter of resignation from Jim Karlak
17.2	Letter of resignation from Morris Kunofsky
17.3	Letter of resignation from Jenelle Stehle
17.4	Letter of resignation from Bruce C. Culver
17.5	Letter of resignation from Clifford A. Hagler
17.6	Letter of resignation from Jesse Whittenton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Systems Management Solutions, Inc.

By: /s/ Eddie D Austin, Jr.
Eddie D Austin, Jr.
Chairman of the Board
Chief Executive Officer

Date: May 5, 2008